EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements filed by Shore Bancshares, Inc. on Form S-8 (333-64319, 333-105159 and 333-134955) and on Form S-3 (333-143002, 333-157141 and 333-167762) of our report dated March 15, 2011 with respect to the consolidated financial statements of Shore Bancshares, Inc. and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K of Shore Bancshares, Inc. for the year ended December 31, 2010.

Baltimore, Maryland
March 15, 2011